    As filed with the Securities and Exchange Commission on August 1, 2001
                                                Registration No. 333-55330

--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                MICROTEST, INC.
            (Exact name of registrant as specified in its charter)


                 Delaware                           86-0485884
     (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)           Identification Number)


                            4747 North 22nd Street
                            Phoenix, Arizona 85016
                   (Address of Principal Executive Offices)

                                (602) 952-6400
             (Registrant's telephone number, including area code)

       Non-Qualified Stock Option Agreements Between Microtest, Inc. and
                   Certain Microtest Employees and Directors
                           (Full title of the plan)

                                Mark A. Dewire
                          Wilmer, Cutler & Pickering
                               2445 M Street, NW
                          Washington, D.C. 20037-1420
                                (202) 663-6012
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                      DEREGISTRATION OF UNSOLD SECURITIES

          The Registration Statement on Form S-8 (Registration No. 333-55330) (the "Registration Statement") of Microtest, Inc. ("Microtest") pertaining to 98,200 shares of common stock of Microtest to which this Post-Effective Amendment No. 1 relates, became effective on February 9, 2001.

          In accordance with an undertaking made by Microtest in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Microtest hereby removes from registration the securities of Microtest registered but unsold under the Registration Statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on the 31st day of July, 2001.

                                              MICROTEST, INC.

                                  By:       /s/    Chris Odell
                                           ---------------------------------
                                           Name:   Chris Odell
                                           Title:  President

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                              Title                           Date
               ---------                              -----                           ----
           /s/ Chris Odell                President (Principal                    July 31, 2001
    ---------------------------------     Executive Officer)
              Chris Odell


           /s/ Mark Kuhn                  Vice President and Treasurer            July 31, 2001
    ---------------------------------     (Principal Financial and
               Mark Kuhn                  Accounting Officer)



         /s/ Patrick W. Allender          Director                                July 31, 2001
    ---------------------------------
             Patrick W. Allender


         /s/ James H. Ditkoff             Director                                July 31, 2001
    ---------------------------------
             James H. Ditkoff


       /s/ Christopher C. McMahon         Director                                July 31, 2001
    ---------------------------------
           Christopher C. McMahon